UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2020

LIGAND PHARMACEUTICALS INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33093	77-0160744
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3911 Sorrento Valley Boulevard, Suite 110 San Diego, CA	94608
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 550-7500

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LGND	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Prior to the effective time of the completion of the acquisition of Pfenex Inc. (“Pfenex”) by Ligand Pharmaceuticals Incorporated (“Ligand”) by consummating a merger of Pelican Acquisition Sub, Inc. (“Purchaser”), a wholly-owned subsidiary of Ligand, with and into Pfenex (the “Merger”), and in connection with the acceptance for payment by Purchaser of all of the shares of Pfenex common stock, par value $0.001 per share (the “Shares”), validly tendered and not properly withdrawn pursuant to the Offer (as defined below), Ligand and a duly qualified rights agent, American Stock Transfer & Trust Company, LLC, entered into a contingent value rights agreement on September 30, 2020 (as it may be amended from time to time, the “CVR Agreement”). Pursuant to the CVR Agreement, each Share held by the stockholders immediately prior to the closing of the Merger will be entitled to receive one non-transferrable contractual right (a “CVR”) entitling such holder to receive, subject to the achievement of the CVR Payment Milestone (as defined below), an amount in cash equal to $2.00.

The CVR Agreement provides that the required milestone shall be achieved upon, with respect to Pfenex’s teriparatide injection (also referred to as PF708 or BonsityTM) (the “CVR Product”), the receipt of a notice from the U.S. Food and Drug Administration (the “FDA” ) that the CVR Product is therapeutically equivalent (as will be indicated by assignment of a therapeutic equivalence code that begins with an “A” in the FDA publication, Approved Drug Products with Therapeutic Equivalence Evaluations) with respect to the listed product, FORTEO® (teriparatide injection) (the “CVR Payment Milestone”).

CVRs are complex instruments and a number of factors will determine whether any amount will actually be paid to Pfenex’s stockholders in accordance with the terms of the CVR Agreement. If the milestone is not met, the CVRs will have no value. There can be no assurance that the milestone set forth in the CVR Agreement will be achieved and that the resulting payment will be required of Ligand.

The foregoing description of the CVR Agreement does not purport to be complete and is qualified in its entirety by the full text of the CVR Agreement, the form of which is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets

Completion of Acquisition of Pfenex Inc.

As previously disclosed on August 10, 2020, Purchaser, Ligand and Pfenex entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”).

Pursuant to the Merger Agreement, Purchaser commenced a tender offer to acquire all of the outstanding Shares, at a price of (i) $12.00 per share, in cash (the “Cash Portion”), and (ii) a CVR pursuant to the CVR Agreement, to receive a contingent payment upon the achievement of the CVR Payment Milestone, without interest (the “CVR Portion”, and together with the Cash Portion, the “Offer Price”), subject to any required tax withholding, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated August 31, 2020, and the related Letter of Transmittal (which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, constituted the “Offer”).

The Offer expired at midnight (New York City time) at the end of the day on Tuesday, September 29, 2020. The depositary for the Offer advised Ligand and Pfenex that, as of the expiration of the Offer, a total of 24,744,327 Shares (excluding Shares with respect to which notices of guaranteed delivery were delivered) had been validly tendered and not properly withdrawn pursuant to the Offer, representing approximately 72.0% of Pfenex’s then outstanding Shares (determined in accordance with the Merger Agreement). In addition, notices of guaranteed delivery were delivered with respect to approximately 2,847,227 Shares that have not yet been tendered, representing approximately 8.3% of Pfenex’s then outstanding Shares. The Minimum Condition (as defined in the Merger Agreement) for the Offer was satisfied because the number of Shares validly tendered and not properly withdrawn pursuant to the Offer represented at least a majority of the Shares then outstanding (determined in accordance with the Merger Agreement and excluding from the number of tendered Shares, but not from the number of outstanding Shares, Shares tendered pursuant to guaranteed delivery procedures that have not yet been delivered in settlement or satisfaction of such guarantee). All other conditions to the Offer having also been satisfied or waived, immediately after the expiration of the Offer, Purchaser accepted all of the Shares for payment, and will promptly pay for such Shares in accordance with the terms of the Offer.

On September 30, 2020, Ligand issued a press release announcing the expiration and results of the Offer, a copy of which is attached as Exhibit (a)(5)(xi) to Amendment No. 3 to Schedule TO filed by Ligand with the Securities and Exchange Commission (the “SEC”) on September 30, 2020 and is incorporated herein by reference.

Following consummation of the Offer, all conditions to the Merger set forth in the Merger Agreement had been satisfied or waived, and on October 1, 2020, upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (the “Effective Time”), Ligand completed its acquisition of Pfenex by consummating the Merger without a meeting of the stockholders of Ligand or Pfenex in accordance with Section 251(h) of the General Corporation Law of the State of Delaware. As a result of the Merger, Pfenex became a wholly-owned subsidiary of Ligand.

Pursuant to the Merger Agreement, each Share issued and outstanding immediately prior to the Effective Time, other than any Shares (i) that were owned by Ligand, Purchaser or Pfenex, or by any wholly-owned subsidiary of Ligand or Purchaser, or (ii) in respect of which appraisal rights were perfected in accordance with Section 262 of the General Corporation Law of the State of Delaware, was converted into the right to receive an amount equal to the Offer Price without interest and subject to any applicable withholding taxes.

Pursuant to the Merger Agreement, each option to purchase Shares (a “Pfenex Option”) with an exercise price equal to or less than the Cash Portion that remained outstanding as of immediately prior to the effective time of the Merger, whether vested or unvested, was cancelled and converted into a right to receive, with respect to each Share subject to such Pfenex Option, an amount in cash, without interest, equal to the excess, if any, of (i) the Cash Portion over the per share exercise price of such Pfenex Option, plus (ii) the CVR Portion.

The aggregate amount paid by Purchaser in the Offer and the Merger was approximately $438 million. Ligand estimates that up to an additional $78 million in the aggregate will be payable to holders of the CVRs in the event that the CVR Payment Milestone is timely achieved.

Ligand funded the acquisition of the Shares in the Offer and the Merger from its available cash on hand.

Following the consummation of the Merger, the Shares ceased to be listed on the NYSE American.

The foregoing description of the Merger Agreement (including the description of the consideration payable in connection with the Merger) is not complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by Ligand on August 11, 2020, and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On October 1, 2020, Ligand issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K, including the press release incorporated herein by reference, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Item 7.01 of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

To be filed by amendment not later than 71 calendar days after the date this Current Report is required to be filed.

(b) Pro Forma Financial Information

To be filed by amendment not later than 71 calendar days after the date this Current Report is required to be filed.

(d) Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of August 10, 2020, by and among Pfenex Inc., Ligand Pharmaceuticals Incorporated and Pelican Acquisition Sub, Inc. (incorporated herein by reference to Exhibit 2.1 to Ligand’s Current Report on Form 8-K filed on August 11, 2020).

99.1	Contingent Value Rights Agreement, dated as of September 30, 2020, by and between Ligand Pharmaceuticals Incorporated and American Stock Transfer & Trust Company, LLC.

99.2	Press Release, dated September 30, 2020 (incorporated herein by reference to Exhibit (a)(5)(xi) to Amendment No. 3 to Schedule TO filed by Ligand on September 30, 2020)

99.3	Press Release, dated October 1, 2020

104	Cover Page Interactive Data File (formatted as inline XBRL contained in Exhibit 101)

*

Certain schedules and annexes have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or annex will be furnished as a supplement to the U.S. Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2020

LIGAND PHARMACEUTICALS INCORPORATED

/s/ Charles S. Berkman
Name:	Charles S. Berkman
Title:	Senior Vice President, General Counsel and Secretary